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                                                                       EXHIBIT 5
                                September 30, 1996




The Allstate Corporation
Allstate Financing  I
Allstate Financing II
Allstate Financing III
Allstate Financing IV
c/o The Allstate Corporation
2775 Sanders Road
Northbrook, Illinois  60062

    Re:    Registration Statement on Form S-3
           Registration No. 333-10857

Ladies and Gentlemen:

   We have acted as special counsel to (1) Allstate Financing I, Allstate Financing II, Allstate Financing III and Allstate Financing IV (each, an "Allstate Trust" and, collectively, the "Allstate Trusts"), each a statutory business trust formed under the laws of the State of Delaware, and (2) The Allstate Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-10857), filed by the Company and the Allstate Trusts with the Securities and Exchange Commission (the "Commission") on August 27, 1996, and Amendment No. 1 thereto, filed with the Commission on September 30, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) preferred securities (the "Preferred Securities") of each of the Allstate Trusts, (ii) debt securities of the Company, consisting of senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) warrants to purchase Debt Securities (the "Debt Warrants") and (iv) preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock").
Items (i) through (iv) are collectively referred to herein as the "Securities." The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.
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The Allstate Corporation
Allstate Financing  I
Allstate Financing II
Allstate Financing III
Allstate Financing IV
September 30, 1996
Page 2

The aggregate public offering price of the Securities will not exceed $1,500,000,000.

   The Preferred Securities of each Allstate Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Allstate Trust (each a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as depositor and as the issuer of certain Subordinated Debt Securities to be held by the Property Trustee (as defined below) of such Allstate Trust, Delaware Trust Capital Management, Inc., as Delaware trustee (the "Delaware Trustee"), State Street Bank and Trust Company (the "Property Trustee"), and certain employees of the Company to be specified by the Company, as regular trustees (together, the "Regular Trustees").

   The Senior Debt Securities are to be issued under an Indenture (the "Senior Indenture") between the Company, as issuer, and State Street Bank and Trust Company, as trustee. The Subordinated Debt Securities are to be issued under an Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") between the Company, as issuer, and State Street Bank and Trust Company, as trustee (the "Subordinated Debt Trustee"), and under one or more separate supplements (each, a "Subordinated Indenture Supplement") between the Company, as issuer, and the Subordinated Debt Trustee.

   The Warrants are to be issued pursuant to either the Warrant Agreement for Warrants Sold Alone or the Warrant Agreement for Warrants Sold Attached to Debt Securities, each between the Company, as issuer, and State Street Bank and Trust Company, as warrant agent (collectively, the "Warrant Agreements").

   The shares of Preferred Stock are to be issued pursuant to the Company's Certificate of Incorporation with such terms as are set forth in the related Certificate of Designations to be filed with the Secretary of State of the State of Delaware.

   This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

   In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement; (ii) the form of Underwriting Agreement for

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The Allstate Corporation
Allstate Financing  I
Allstate Financing II
Allstate Financing III
Allstate Financing IV
September 30, 1996
Page 3

the Debt Securities, the Debt Warrants and the Preferred Stock, included as
Exhibit 1.1 to the Registration Statement; (iii) the form of Underwriting Agreement for the Preferred Securities, included as Exhibit 1.2 to the Registration Statement; (iv) the certificate of trust of each of the Allstate Trusts (the "Certificates of Trust"), filed with the Secretary of State of the State of Delaware on August 21, 1996; (v) the declaration of each of the Allstate Trusts, dated as of August 16, 1996; (vi) the form of the Declaration of each of the Allstate Trusts (including the designations of the terms of the Preferred Securities of such Allstate Trust annexed thereto), included as
Exhibit 4.13 to the Registration Statement; (vii) the form of the Preferred Securities of each of the Allstate Trusts; (viii) the form of the preferred securities guarantee agreement (the "Preferred Securities Guarantee"), between the Company and State Street Bank and Trust Company, as guarantee trustee (the "Guarantee Trustee")included as Exhibit 4.14 to the Registration Statement;
(ix) the form of the Subordinated Debt Securities, to be issued pursuant to the Subordinated Indenture; (x) the form of the Subordinated Indenture, included as
Exhibit 4.4 to the Registration Statement; (xi) the form of Subordinated Indenture Supplement, included as Exhibit 4.4A to the Registration Statement;
(xii) the form of the Senior Debt Securities to be issued pursuant to the Senior Indenture; (xiii) the form of the Senior Indenture, included as Exhibit
4.3 to the Registration Statement; and (xiv) the forms of Warrant Agreements, included as Exhibit 4.15 to the Registration Statement; and (xv) the Certificate of Incorporation and By-laws of the Company, each as amended to date; (xvi) copies of certain resolutions adopted by the Board of Directors of the Company, relating to the issuance of the Securities, the filing of the Registration Statement, and any amendments or supplements thereto, and related matters.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or the Allstate Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform
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The Allstate Corporation
Allstate Financing  I
Allstate Financing II
Allstate Financing III
Allstate Financing IV
September 30, 1996
Page 4

all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In addition, we have assumed that the Declaration of each Allstate Trust, the Preferred Securities of each Allstate Trust, the Preferred Securities Guarantee, the Subordinated Debt Securities, the Subordinated Indenture, the Subordinated Indenture Supplement, the Senior Debt Securities, the Senior Indenture, the Debt Warrants and the Warrant Agreements when executed, will be executed in substantially the forms reviewed by us and that the terms of the Subordinated Debt Securities and Senior Debt Securities when established in conformity with their respective Indentures will not violate any applicable law. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Allstate Trusts and others.

   In rendering our opinions expressed below, we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on any of the Indentures, the Declarations, the Warrant Agreements or the Securities or any transactions contemplated thereby.

   Members of our firm are admitted to the practice of law in the States of Delaware and New York, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein. The Securities may be issued from time to time on a delayed or continuous basis and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

   Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

   1. With respect to the shares of the Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective, (ii) an appropriate Prospectus Supplement with respect to such shares has been prepared, delivered and filed in compliance with the Act
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The Allstate Corporation
Allstate Financing  I
Allstate Financing II
Allstate Financing III
Allstate Financing IV
September 30, 1996
Page 5

and the applicable rules and regulations thereunder, (iii) the Underwriting Agreement with respect to such shares is duly executed and delivered by the Company and the other parties thereto, (iv) the directors and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of such shares and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (the "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (v) certificates representing such shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, such shares, when issued and sold in accordance with the related Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

   2. With respect to each of the Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective; (ii) an appropriate Prospectus Supplement with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) the Underwriting Agreement with respect to the Debt Securities is duly executed and delivered by the Company and the other parties thereto; (iv) the directors and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Debt Securities and related matters; (v) the proposed Indenture pursuant to which the Debt Securities are to be issued shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by the Company and the trustee under such Indenture; and (vi) the Debt Securities have been duly executed and authenticated in accordance with the provisions of such Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Securities, when issued and sold in accordance with such Indenture and any related supplement thereto and the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company, in accordance with their respective terms, except that such enforcement may be subject to or limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless
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The Allstate Corporation
Allstate Financing  I
Allstate Financing II
Allstate Financing III
Allstate Financing IV
September 30, 1996
Page 6

of whether enforceability is considered in a proceeding in equity or at law),
(c) public policy considerations which may limit the rights of parties to obtain certain remedies, (d) requirements that a claim with respect to any securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composition currency.

   3. With respect to the Warrants, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective, (ii) an appropriate Prospectus Supplement with respect to the Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) the directors and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters, (iv) the Warrant Agreement or Warrant Agreements relating thereto are duly executed and delivered by the Company and the respective parties thereto, and (v) certificates representing the Warrants are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Warrants, when issued and sold in accordance with the related Warrant Agreement, will be valid and binding obligations of the Company, enforceable against the Company, in accordance with their respective terms, except that such enforcement may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain certain remedies, (d) requirements that a claim with respect to any securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composition currency.

   4. The Preferred Securities of each Allstate Trust, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective, (ii) an appropriate Prospectus Supplement with respect to the Preferred Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) the Underwriting Agreement with respect to the Preferred Securities is duly executed and delivered by the Company, such Allstate Trust and the other parties thereto, (iv) the Allstate Trustees have taken all necessary action to approve the issuance and terms of the Preferred Securities and related matters, (v) the Declaration of such Allstate Trust shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the parties thereto, will be duly authorized
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The Allstate Corporation
Allstate Financing  I
Allstate Financing II
Allstate Financing III
Allstate Financing IV
September 30, 1996
Page 7

for issuance and, when issued and executed in accordance with such Declaration and paid for as set forth in such Prospectus Supplement and Underwriting Agreement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Allstate Trust; and the holders of such Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities of each Allstate Trust may be obligated, pursuant to the Declaration of such Allstate Trust, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (b) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such Allstate Trust to exercise its rights and powers under the Declaration of such Allstate Trust.

   5. The Preferred Securities Guarantee, when duly executed and delivered by the Company and the other parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

   This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also hereby consent to the reference to our firm under the heading "Legal Opinion" in the base prospectus which forms a part of the Registration Statement and under the heading "Legal Opinion" in any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
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The Allstate Corporation
Allstate Financing  I
Allstate Financing II
Allstate Financing III
Allstate Financing IV
September 30, 1996
Page 8



                                            Very truly yours,